UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2011

CELANESE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32410 (Commission File Number)	98-0420726 (IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

Not Applicable
 (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
    On November 7, 2011, Celanese Corporation (the “Company”) announced the future retirement of its Chairman and Chief Executive Officer, David N. Weidman, who will remain with the Company through April 2, 2012.  The Company’s Board of Directors (the “Board”) has appointed Mark C. Rohr, 59, to succeed Mr. Weidman as Chief Executive Officer and will appoint Mr. Rohr as Chairman of the Board, both to be effective as of April 2, at which point Mr. Weidman will also retire from the Board.  Mr. Rohr has served as a member of the Company’s Board since April 2007, and will not receive any compensation for his continued Board service after April 2, 2012, when he becomes an employee director.  In connection with his appointment, Mr. Rohr has resigned from the Board’s Nominating and Corporate Governance Committee.

Mr. Rohr served as the Chief Executive Officer of Albemarle Corporation, a global developer, manufacturer and marketer of highly-engineered specialty chemicals (“Albemarle”), from 2002 until September 2011 and as its Chairman since 2008, most recently serving as its Executive Chairman, a position he will continue to hold until February 1, 2012.  Mr. Rohr also serves as a member of the Board of Directors of Ashland Inc.

Mr. Rohr and the Company have not entered into an employment agreement, and there are no arrangements or understandings between Mr. Rohr and any other person pursuant to which he was appointed as an executive officer of the Company.  Additionally, there are no family relationships between Mr. Rohr and any director or executive officer of the Company.

Mr. Rohr and the Company have entered into a letter agreement dated as of November 4, 2011 describing certain terms of his employment, including base salary, target annual performance bonus opportunity, a long-term incentive award and inducement equity awards, all as further described below.

As Chief Executive Officer, Mr. Rohr will receive an annual salary of $1,000,000.  Pursuant to the Company’s 2012 Annual Performance Bonus Plan, Mr. Rohr will have an opportunity to earn an annual cash incentive award for 2012 with a target value equal to 100% of his eligible earnings.  Similar to all other bonus-eligible employees within the Company, the actual award can range from 0% to 400% of the target award, with 0% to 200% based on business performance modifiers and 0% to 200% based on individual performance modifiers.  Mr. Rohr will also be eligible for a long-term incentive award for 2012 under the Company’s Long-Term Incentive Program in the form of equity awards with an aggregate target value of $4,500,000.  The annual grants will be subject to the CEO-level hold requirements in effect at the time of the grant.  In addition, as an inducement to Mr. Rohr accepting the position of Chief Executive Officer and to further align his interests with those of our stockholders, he will be entitled to equity awards expected to be granted pursuant to the terms of the Company’s 2009 Global Incentive Plan and as of the date of the Compensation Committee’s meeting to be held the week of April 2, 2012 as follows:  (i) stock options having a grant date fair value equal to $562,500, (ii) time-vesting restricted stock awards having a grant date fair value equal to $3,000,000, and (iii) performance-vesting restricted stock unit awards having a grant date fair value equal to $1,687,500.  The inducement stock options and performance-vesting restricted stock equity awards will be subject to the current CEO-level hold requirements.  The time-vesting restricted stock inducement award is subject to the requirements of the Company's stock ownership guidelines. Vesting provisions will apply to Mr. Rohr’s equity awards if he retires after attaining age 65 with 5 years of service (excluding service as a non-employee Director). Upon retirement, time-based and performance-vesting restricted stock units will be eligible for pro rata vesting on the original vest date and subject to the hold requirements in effect at the time and stock options will continue to vest and become exercisable on the original vesting schedule and will remain exercisable for the full option term.

As an executive officer of the Company, Mr. Rohr will also be eligible to enter into the Company’s standard form of Change-in-Control Agreement for senior executives which provides a lump sum payment in the case of a termination of employment without cause (or a termination by the executive with good reason as defined in the Change-in-Control Agreement) within two years after a change-in-control of two times the sum of (i) the executive’s then annualized base pay and (ii) the higher of the most recent target bonus or the average of the most recent three years’ cash bonus, plus medical coverage for two years following termination. There is no tax gross-up, and the executive may be required to accept lesser benefits upon a change-in-control, if necessary to eliminate certain excise taxes, assuming a reduction in these benefits would result in a greater after tax amount. The Change-in-Control Agreement contains certain non-compete and non-solicit provisions that are in effect for two years following termination.

The letter agreement also provides that Mr. Rohr will be entitled to vacation, relocation assistance (as offered to all executives) and other employee benefits under standard Company policies.

As disclosed in the Company’s 2011 Proxy Statement, in the normal course of business, the Company has transactions with Albemarle; however, such transactions are not material in amount as to the Company.  During fiscal 2010, the Company paid Albemarle approximately $14,000, and Albemarle paid the Company approximately $1.3 million for certain products and/or services.  During fiscal 2011 (through September 30, 2011), the Company paid Albemarle approximately $1.0 million, and Albemarle paid the Company approximately $1.7 million for certain products and/or services. These transactions were pre-approved under the terms of the Company’s Related Party Transaction Policies and Procedures.

A copy of Mr. Rohr’s letter agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.  A copy of the press release issued on November 7, 2011 announcing Mr. Rohr’s appointment is furnished as Exhibit 99.1.

Item 9.01                          Financial Statements and Exhibits.

The information contained in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d)  Exhibits

Exhibit Number	Description

10.1	Letter Agreement dated November 4, 2011

99.1	Press Release dated November 7, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:  November 7, 2011

Exhibit Index

Exhibit Number	Description

10.1	Letter Agreement dated November 4, 2011

99.1	Press Release dated November 7, 2011